EXHIBIT 1.1

JOINT FILING STATEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is, and all subsequent amendments thereto shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) of Regulation 13D of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

Dated October 9, 2009

TERRY L. JONES

/s/ Terry L. Jones
Terry L. Jones

DUANE MCKNIGHT

/s/ Duane McKnight
Duane McKnight

HERBERT WILKINS, SR.

/s/ Herbert Wilkins, Sr.
Herbert Wilkins, Sr.

MILFORD ANTHONY THOMAS

/s/ Milford Anthony Thomas
Milford Anthony Thomas

J. DARREL BARROS

/s/ J. Darrell Barros
J. Darrell Barros

WJM PARTNERS IV, LLC

/s/ Terry L. Jones
Terry L. Jones
Managing Member

SYNDICATED COMMUNICATIONS VENTURE PARTNERS IV, L.P.

/s/ Terry L. Jones
Terry L. Jones
Managing Member of the General Partner

SYNDICATED COMMUNICATIONS, INC.

/s/ J. Darrel Barros
J. Darrel Barros
President